Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

June 12, 2023

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

Re:	Registration Statement of BigBear.ai Holdings, Inc. on Form S-3

We are issuing this opinion in our capacity as special legal counsel to BigBear.ai Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of 11,848,341 shares (the “Common Shares”) of common stock, par value $0.0001 (the “Common Stock”), and accompanying common warrants initially exercisable for up to 8,886,255 shares (the “Warrant Shares”) of Common Stock (the “Common Warrants” and, together with the Common Shares, the “Securities”). The Securities have been sold to the Underwriters (as defined below) pursuant to that certain Underwriting Agreement, dated as of June 8, 2023, by and between the Company and Cowen and Company, LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities. The Securities are offered and sold by the Company pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-271230), and the documents incorporated by reference therein, initially filed with the Securities and Exchange Commission on April 12, 2023 (the “Registration Statement”), including a base prospectus dated April 21, 2023 (the “Base Prospectus”), as supplemented by a prospectus supplement dated June 8, 2023 (together with the Base Prospectus, the “Prospectus”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”), (ii) the Underwriting Agreement; (iii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Securities; (iv) the Registration Statement and (v) the Prospectus.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the

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BigBear.ai Holdings, Inc.

June 12, 2023

legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that (A) the Common Shares are duly authorized, and, when the Common Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement, the Common Shares will be validly issued, fully paid and nonassessable, (B) the Common Warrants are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms and (C) the Warrant Shares have been duly authorized and, when issued by the Company against payment therefor in accordance with the terms of the Common Warrants, will be validly issued, fully paid and non-assessable.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

BigBear.ai Holdings, Inc.

June 12, 2023

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP